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                                                                      EXHIBIT 21

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

Universal Foods Corporation and Subsidiaries

Universal Foods Corporation
   Universal Foods Canada, Inc.                                                 Canada
   Universal Foods Foreign Sales Corporation                                    Virgin Islands
   Universal Holding, Inc.                                                      Nevada
   Universal Foods Corporation - Ireland                                        Ireland
   Universal Health Care Management Company                                     Wisconsin
   Universal Foods (UK) Limited                                                 United Kingdom
   Universal Foods Holding Sarl (Luxembourg)                                    Luxembourg
   Universal Foods (Luxembourg) Sarl                                            Luxembourg
   UF Holdings (Malta) Limited                                                  Malta
   Universal Holdings Cayman                                                    Cayman
   Universal Foods Holding Deutschland GmbH                                     Germany

   Min-Dak                                                                      North Dakota
   Yeast Industries Company                                                     Jordan
   General Milling Corporation                                                  Philippines
   Universal Foods Products Int'l Co. Ltd.                                      Costa Rica
   Red Star De Peru                                                             Peru
   Leviatan Y Universal CIA                                                     Guatemala
   Productos Alimenticios Nacionales, SA Costa Rica                             Costa Rica
   Industrias Mexicana De Aliamentos SA                                         Mexico
   Levadura Azteca SA De CV                                                     Mexico

   Universal Flavor Corporation                                                 Delaware
   Universal Flavors Canada, Incorporated                                       Canada
   Universal Flavors International, Incorporated                                Indiana
   Universal Flavors SARL                                                       France
   DGF Universal Fragrances, S.A .                                              Spain
   Universal Flavors Belgium N.V.                                               Belgium
   Universal Flavors SRL                                                        Italy
   Universal Flavors Mexico S.A. de C.V.                                        Mexico
   DGF - Universal Fragrances Mexico S.A. de C.V.                               Mexico
   Flavor Burst, Inc.                                                           Illinois
   Flavor Burst Co.                                                             Indiana
   Biolux Finance S.A. (Biofin)                                                 Belgium
   U.F. Biolux S.A.                                                             Belgium
   Red Star BioProducts (Anciennement Vitalevor) S.A.S.                         France
   Promavil S.A.                                                                Belgium
   Red Star BioProducts Limited                                                 United Kingdom
   Universal Flavors Limited                                                    United Kingdom
   D.C. Flavours Limited                                                        United Kingdom
   Sundi Aromen Distribution GmbH                                               Germany
   Sundi Aromen GmbH                                                            Germany

   Warner-Jenkinson Universal Foods B.V.                                        Netherlands
   Warner-Jenkinson (Canada) Limited                                            Canada
   Tricon Colors, LLC                                                           New Jersey
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
   Warner-Jenkinson Company, Inc.                                               New York
   Warner-Jenkinson S.A. de C.V.                                                Mexico
   Warner-Jenkinson Europe Limited                                              United Kingdom
   Warner-Jenkinson Europe SARL                                                 France
   Reggiana - Warner Jenkinson S.r.l.                                           Italy
   Warner - Jenkinson S.A.                                                      Argentina
   SCI Cesar                                                                    France
   SCI Griseda                                                                  France
   Warner Jenkinson Europe GmbH                                                 Germany
   Warner Jenkinson Europe - Goldmann Geschaftsfuhrungs GmbH                    Germany
   Warner Jenkinson Europe - Goldmann GmbH & Co KG                              Germany
   Universal Foods S.A.S.                                                       France
   Financiere Wackherr                                                          France
   Les Colorants Wackherr                                                       France
   LCW do Brasil                                                                Brazil
   LCW Polska                                                                   Poland
   LCW Iberica                                                                  Spain
   Pointing Holdings Limited                                                    United Kingdom
   Pointing Chemicals Limited                                                   United Kingdom
   Dinoval Chemicals Limited                                                    United Kingdom
   Pointing Limited                                                             United Kingdom
   Dinoval Chemicals UK Limited                                                 United Kingdom
   Pointing International Limited                                               United Kingdom
   Pointing (SA) (Pty.) Limited                                                 South Africa
   Pointing Color Inc.                                                          Minnesota
   Monarch Food Colour L.P.                                                     Missouri
   Pointing Canada Limited                                                      Canada
   Pointing Mexico S.A. de C.V.                                                 Mexico
   Antociani Italia S.r.l.                                                      Italy
   Ratina Partecipation Luxembourg                                              Luxembourg

   Inter Agro U.S.A., Inc.                                                      New York
   Universal Dehydrates Ltd.                                                    Ireland
   Freshfield Foods Ltd.                                                        Ireland
   Rogers Foods, Inc.                                                           California
   Universal Dehydrates B.V.                                                    Netherlands
   Universal Foods Limited                                                      United Kingdom
   Universal Dehydrates France SARL                                             France
   Hecon Groningen B.V.                                                         Netherlands

   Universal Foods Corporation (Asia Pacific) Pte. Ltd.                         Singapore
   Universal Flavors (Thailand), Ltd.                                           Thailand
   Universal Foods Corporation (Australia) Pty. Ltd.                            Australia
   Universal Foods Corporation (Japan)                                          Japan
   Universal Flavors (Philippines), Inc.                                        Philippines
   Universal Foods Corporation (China) Ltd.                                     Hong Kong
   Pointing Asia Limited                                                        Hong Kong
   Pointing Hodgsons Pty. Limited                                               Australia
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